Exhibit 99.1

Workday Promotes Chano Fernandez to Co-CEO

Aneel Bhusri to Stay on as Co-Founder and Co-CEO; New CEO Pairing to Help Drive Workday’s Vision and Long-Term Growth Strategy Forward

PLEASANTON, Calif., Aug. 27, 2020 (GLOBE NEWSWIRE) — Workday, Inc. (NASDAQ:WDAY), a leader in enterprise cloud applications for finance and human resources, today announced that it has promoted Chano Fernandez to co-CEO, alongside Workday Co-Founder Aneel Bhusri, who was previously sole CEO. Both co-CEOs will report to the Workday Board of Directors.

With the co-CEO model, Aneel will oversee product and technologies as well as corporate functions, including the offices for HR, finance, and operations. In his new role, Chano will expand his current responsibilities to include the entire customer relationship, from acquisition to customer services, support, and success. With this change, Robynne Sisco will be president and chief financial officer, keeping her responsibilities overseeing the company’s finance, investor relations, and legal and compliance organizations.

Chano joined Workday in 2014 and has held several leadership roles within the sales organization, including president of EMEA and APJ, and was most recently co-president of Workday, responsible for global field operations and strategic partner alliances. Prior to Workday, Chano held senior positions at software companies as well as in global consulting.

Comments on the News

“Chano is the right leader to join me as co-CEO, as we navigate such a dynamic year and make great progress on the long-term opportunity ahead of us,” said Aneel Bhusri, co-founder and co-CEO, Workday. “Chano lives our values, has a proven track record of success, and has a passion for empowering our people, customers, and the broader Workday community. I’m proud to partner with him as we help our customers succeed in this world of constant change.”

“Joining Workday, I knew I was part of something special — a company built on a set of core values of employees, customer success, and innovation, among others — which to this day, are foundational to our continued growth and success,” said Chano Fernandez, co-CEO, Workday. “I couldn’t be more honored to join Aneel as co-CEO as we continue to deliver on the great opportunity ahead of us.”

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources, helping customers adapt and thrive in a changing world. Workday applications for financial management, human resources, planning, spend management, and analytics have been adopted by thousands of organizations around the world and across industries – from medium-sized businesses to more than 60 percent of the Fortune 50. For more information about Workday, visit workday.com.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s leadership, growth, vision and opportunities. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “seek,” “plan,” “project,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to, risks described in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-Q for the fiscal quarter ended April 30, 2020, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday, Inc. services should make their purchase decisions based upon services, features, and functions that are currently available.

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Investor Relations Contact:

Justin Furby

IR@Workday.com

Media Contact:

Nina Oestlien

Media@Workday.com